BANK OF TOKYO-MITSUBISHI TRUST COMPANY
                           1251 Avenue of the Americas
                             New York, NY 10020-1104


January 26, 2001



TO:      Mr. Edward L. Larsen
         Senior Vice President, Finance
         The Talbots, Inc.


                             ACCEPTANCE OF EXTENSION


RE:      Revolving  Credit  Agreement  dated  as  of  January  25,  1994,  First
         Amendment dated November 21, 1995; Second Amendment dated April 18, 1996, Third Amendment dated January 29, 1999, and Forth Amendment dated January 29, 2000, between The Talbots, Inc. as borrower, and The Bank of Tokyo-Mitsubishi Trust Company (the "Agreement")


Dear Sir:

         Pursuant to Section 14(j)(i) of the Agreement, we hereby accept your request for one-year extension of the Revolving Credit Period (as defined in the Agreement) so that the Revolving Credit Period would expire on January 28, 2003.


         Very truly yours,


         Bank of Tokyo-Mitsubishi Trust Company



         By:  TAKAHARU SAEGUSA
              ------------------------------
                 Takaharu Saegusa
                 Senior Vice President


cc:      Mr. K. Natori/Jusco (U.S.A.), Inc.